SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):  November 28,
                              2000


             Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identificati
                 of                       on No.)
            Incorporatio
                 n)


       515-A Shaw Road, Dulles, VA                  20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:  (703) 925-
                              6000


                               N/A
  (Former Name or Former Address, if Changed Since Last Report)





Item 9.

On November 28, 2000 Atlantic Coast Airlines Holdings, Inc., parent of Atlantic Coast Airlines/United Express (ACA) announced it has reached agreement with United Airlines on a new 10-year contract that increases the total number of regional jets it will operate within the United Express program, and amends the financial relationship between the two companies. In addition,
Atlantic   Coast  Airlines  Holdings,  Inc.  held   a   telephone
conference call featuring a live webcast with the financial investment community. The webcast is available for rebroadcast until Thursday November 30 at 5:00 EST at the Company's website (http://www.atlanticcoast.com) in the "For Investors" section.

Highlights of the conference call:

Number of regional jets approved for the United Express operation increased from 46 to 108 by the end of 2003.

Financial structure of the relationship between ACA and United will change from a pro-rate contract to a fee-per-departure arrangement.

The Atlantic Coast Board of Directors authorized the company to repurchase up to $20 million of its outstanding shares, in addition to approximately $1.8 million remaining from the stock repurchase program authorized in April, 1999 by the Board.

The company announced that it currently forecasts earnings for calendar year 2001 in the range of $2.00 to $2.25 per share. The company also reaffirmed its guidance for fourth quarter 2000 earnings, which it expects to be between 45 and 53 cents per share before any special charges for the early removal from service of the remaining 21 leased J32 turboprop aircraft.



Statements in this filing regarding projections and expectations of future earnings, revenues and costs represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such factors include, among others, unexpected costs or delays in the continuing implementation of new service, adverse weather conditions, the ability to hire and retain employees, and satisfactory resolution of amendable union contracts. These factors are more fully disclosed under the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" in ACAI's Annual Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the period ended September 30, 2000. Atlantic Coast undertakes no obligation to update any of the forward-looking information included in this release, whether as a result of new information, future events, changed expectations or otherwise.

A copy of the text from the press release of November 28, 2000 is filed herewith as Exhibit 99.








                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.


Date:  November 28, 2000           By:  /S/ Richard J. Surratt
                              Title:    Senior Vice President
                                   Finance and CFO